EXHIBIT 23.1

CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                 Weed & Co. L.P.
        4695 MacArthur Court, Suite 1450, Newport Beach, California 92660
                Telephone (949) 475-9086 Facsimile (949) 475-9087


December 21, 2000

Board of Directors
Hart Industries, Incorporated
4695 MacArthur Ct., Suite 1450
Newport Beach, CA 92660

RE: Consent to Use of Opinion in Form S-8 Registration Statement

Dear Members of the Board:

I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by Hart Industries, Inc.

Sincerely yours,


/s/ Richard O. Weed
    Richard O. Weed